UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: August 4, 2005
(Date of earliest event reported)
METRIS COMPANIES INC.
(Exact name of registrant as specified in its charter)

Delaware (State or of incorporation)	1-12351 (Commission file number)	41-1849591 (IRS Employer Identification No.)
10900 Wayzata Boulevard, Minnetonka, Minnesota 55305
(Address of principal executive offices)
(952) 525-5020
(Registrant’s telephone number)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreements
As previously reported in a Current Report on Form 8-K filed on August 4, 2005, Metris Companies Inc. (Registrant) entered into an Agreement and Plan of Merger dated as of August 4, 2005 with HSBC Finance Corporation, a Delaware corporation (Parent), and its wholly-owned subsidiary HSBC Finance Corporation I (the Merger Agreement). The Merger Agreement, and related annexes, are being filed with the SEC as Exhibit 2.1 to this report.
The Merger Agreement contains customary representations and warranties of both Registrant and Parent. These representations and warranties were made as of specific dates, may be subject to important qualifications and limitations agreed to by Registrant and Parent in connection with negotiating the terms of the Merger Agreement, and may have been included in the Merger Agreement for the purpose of allocating risk between Registrant and Parent rather than establishing matters as facts. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the parties or their respective businesses. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the companies and the merger that will be contained in, or incorporated by reference into, the proxy statement that Registrant will be filing in connection with the merger, as well as in the Forms 10-K, Forms 10-Q and other filings that Registrant and Parent make with the SEC.
Item 5.01. Changes in Control of Registrant
As a condition and inducement to Parent’s willingness to enter into the Merger Agreement, certain stockholders of Registrant who hold approximately 44% of the outstanding voting stock of Registrant have entered into a Stockholder Agreement, dated as of August 4, 2005, pursuant to which the stockholders have given Parent a proxy to vote all of the shares of Registrant’s capital stock that the stockholders beneficially own in favor of adoption of the Merger Agreement and approval of the merger and against any alternative business aquisition proposal. These stockholders include Thomas H. Lee Equity Fund IV, LP; Thomas H. Lee Foreign Fund IV, LP; Thomas H. Lee Foreign Fund IV-B, LP; Thomas H. Lee Investors Limited Partnership; Thomas H. Lee Charitable Investment and 1997 Thomas H. Lee Nominee Trust and these entities’ affiliates and co-investors. The Stockholder Agreement is being filed with the SEC as Exhibit 10.1 to this report.
Item 9.01 Financial Statements and Exhibits
(c) Exhibits

2.1	Merger Agreement dated as of August 4, 2005, by and among Metris Companies Inc., HSBC Finance Corporation and HSBC Finance Corporation I.
10.1	Stockholder Agreement dated as of August 4, 2005, by and among HSBC Finance Corporation and the stockholders listed therein.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METRIS COMPANIES INC.
Dated: August 4, 2005	By:	/s/ William A. Houlihan
William A. Houlihan
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Merger Agreement dated as of August 4, 2005, by and among Metris Companies Inc., HSBC Finance Corporation and HSBC Finance Corporation I.
10.1	Stockholder Agreement dated as of August 4, 2005, by and among HSBC Finance Corporation and the stockholders listed therein.